Exhibit 99.1

News Release	TRW Automotive
12001 Tech Center Drive
Livonia, MI 48150

Investor Relations Contact:
Mark Oswald
(734) 855-3140

Media Contact:
John Wilkerson
(734) 855-3864
TRW Reports Record Second Quarter and First-Half
2010 Financial Results
LIVONIA, MICHIGAN, August 4, 2010 — TRW Automotive Holdings Corp. (NYSE: TRW), the global leader in active and passive safety systems, today reported second quarter 2010 financial results with sales of $3.7 billion, an increase of 34 percent compared to the prior year period. The Company reported record GAAP second quarter net earnings of $227 million or $1.78 per diluted share, which compares to a net loss of $11 million or ($0.11) per share in the prior year period.
Excluding restructuring and fixed asset impairment charges, the impact of debt retirement and favorable tax benefits from both periods, the Company reported net earnings of $221 million, or $1.73 per diluted share in the second quarter of this year, which compares to net earnings of $8 million or $0.08 per diluted share in the prior year period.
The operating performance achieved in the second quarter resulted in strong positive operating cash flow less capital expenditures of $340 million, allowing the Company to continue its trend of debt reduction. At quarter end, the Company achieved its lowest level of net debt since becoming an independent company in 2003.
“TRW’s impressive results for the second quarter and the first six months of 2010 have been driven by our reduced cost structure and higher levels of vehicle production,” said John C. Plant, President and Chief Executive Officer. “TRW’s success at winning new business due to our leading technology portfolio combined with the overall industry recovery and dynamic growth in emerging markets provides a solid foundation for future growth.”

Second Quarter 2010
The Company reported second-quarter 2010 sales of $3.7 billion, an increase of $929 million or 34 percent from the prior year period. The positive impact on sales resulting from improved global vehicle production volumes, compared to the prior year quarter, was partially offset by the negative impact of currency movements.
The Company’s second quarter 2010 operating income was a record $322 million compared with $44 million in the 2009 period. The 2010 and 2009 periods included restructuring and fixed asset impairment charges totaling $3 million and $26 million, respectively. Excluding these charges from both periods, operating income for the second quarter was $325 million, which compares to $70 million in the prior year period. The year-to-year improvement of $255 million was driven primarily by the positive profit impact from the higher level of sales between the two quarters and the positive impact of the Company’s restructuring and cost containment actions implemented in 2009, partially offset by higher raw material prices.
Net interest expense for the second quarter of 2010 totaled $41 million, which compares to $42 million in the 2009 period.
Tax expense for the second quarter of 2010 was $52 million, which compares to a tax expense of $14 million in the prior year period. The increase in expense was driven by higher pre-tax earnings in certain geographic locations for the current period, partially offset by a net benefit of $10 million related to favorable resolutions of tax matters in foreign jurisdictions. Excluding tax benefits related to the special items previously noted in both years, tax expense was $62 million in the current quarter compared with $20 million last year.
The Company reported 2010 second quarter GAAP earnings of $227 million, or $1.78 per diluted share, which compares to a GAAP net loss of $11 million, or ($0.11) per share in the 2009 period.
Excluding restructuring and fixed asset impairment charges, the impact of debt retirement and favorable tax benefits from both periods, the Company reported second quarter 2010 net earnings of $221 million, or $1.73 per diluted share, which compares to net earnings of $8 million or $0.08 per diluted share in the 2009 period.

Earnings before interest, taxes, depreciation and amortization and special items (“adjusted EBITDA”) were $437 million in the second quarter of 2010, as compared to the prior year level of $192 million. See page A6 for a description of the special items excluded in calculating adjusted EBITDA.
First Half 2010
The Company reported first-half 2010 sales of $7.2 billion, an increase of $2.1 billion or 41 percent compared to prior year sales. The increase in sales resulted from the significantly improved global vehicle production volumes compared to first-half 2009 when industry production fell to its lowest point of the cycle.
For the first-half of 2010, the Company incurred restructuring and fixed asset impairment charges totaling $10 million compared to restructuring and fixed asset impairment charges of $50 million as well as a one-time trademark impairment charge of $30 million for the 2009 period. Excluding these charges from both periods, the Company reported operating income in the first-half of 2010 of $632 million which compares to an operating loss of $1 million in the prior year period. The year-to-year improvement was driven primarily by the positive profit impact of the higher level of sales between the two periods and the positive impact of the Company’s restructuring and cost containment actions implemented in 2009.
Net interest expense for the first-half of 2010 totaled $86 million, which compares to $84 million in the prior year period. In addition, the 2010 period included a net loss on retirement of debt totaling $1 million compared with the first-half 2009 period which recognized a net gain on retirement of debt totaling $35 million.
First-half 2010 tax expense was $102 million, which compares to $9 million in the prior year. The increase in expense was driven by higher pre-tax earnings in certain geographic locations for the current period. Excluding the tax benefits related to the special items previously noted in both years, tax expense was $114 million and $19 million in the first-half of 2010 and the first-half of 2009, respectively.
The Company reported record first-half 2010 GAAP net earnings of $431 million, or $3.38 per diluted share, which compares to a GAAP net loss of $142 million, or ($1.40) per share in the prior year period.

Excluding special items, the Company reported net earnings of $430 million in the first-half of 2010, or $3.38 per diluted share, which compares to a net loss of $107 million or ($1.06) per share in the first-half of 2009.
Adjusted EBITDA totaled $862 million in first-half 2010, compared to $235 million in the prior year period. See page A6 for a description of the special items excluded in calculating adjusted EBITDA.
Cash Flow and Capital Structure
Second quarter 2010 net cash flow provided by operating activities was $402 million, which compares to $23 million in the prior year. The favorable outcome compared with last year resulted primarily from the higher level of profitability in the current quarter partially offset by higher working capital requirements. Capital expenditures were $62 million in the current quarter compared to $37 million last year. Second quarter free cash flow (cash flow from operating activities less capital expenditures) was $340 million, which compares to an outflow of $14 million in the prior year quarter.
For the six month period ended July 2, 2010, net cash flow provided by operating activities totaled $423 million, which compares to a net cash usage of $231 million in first-half 2009. The year-to-year improvement resulted primarily from higher operating income. First-half capital expenditures were $107 million compared to $72 million in 2009. Free cash flow was a positive $316 million in first half 2010 compared to an outflow of $303 million for the same period last year.
As of July 2, 2010, the Company had $2,044 million of debt and $767 million of cash and marketable securities, resulting in net debt (defined as debt less cash and marketable securities) of $1,277 million. This net debt outcome is a historic low for the Company, $306 million lower than the balance at the end of 2009 and $1,192 million lower than the balance at the end of the prior year second quarter. Committed liquidity facilities and cash on hand provided the Company with available liquidity in excess of $1.7 billion as of July 2, 2010.

2010 Outlook
TRW expects full year production to total 11.6 million units in North America and 17.2 million units in Europe. Based on these production levels and the Company’s expectations for foreign currency exchange rates, full-year sales are forecast to range between $13.2 and $13.6 billion, with third quarter sales expected to be approximately $3.1 billion.
“Vehicle production schedules were robust during the first half of 2010; however, we anticipate normal seasonality and soft consumer demand will lead to a decline in production levels, primarily in Europe, during the second half of this year,” said Mr. Plant. “We are committed to protecting TRW’s profitability, managing through potential industry headwinds, such as rising commodity prices, and finishing the year strong.”
Second Quarter 2010 Conference Call
The Company will host its second quarter conference call at 8:30 a.m. (Eastern time) today, Wednesday, August 4th, to discuss financial results and other related matters. To participate in the conference call, please dial (877) 852-7898 for U.S. locations, or (706) 634-1095 for international locations.
An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will be accessible afterward for approximately one week. To access the replay, U.S. locations should dial (800) 642-1687, and locations outside the U.S. should dial (706) 645-9291. The replay code is 85617970. A live audio webcast and replay of the conference call will also be available on the Company’s website at www.trw.com.
Reconciliation to GAAP
In addition to GAAP results included within this press release, the Company has provided certain information which is not calculated according to GAAP (“non-GAAP”), such as net earnings (losses), operating income (losses) and diluted earnings per share each excluding special items, tax expense excluding certain net tax benefits, adjusted EBITDA and free cash flow. Management uses these non-GAAP measures to evaluate the operating performance of the Company and its business segments, including use in connection with forecasting future periods. Management believes that investors will likewise find these non-GAAP measures useful in evaluating such performance. Such measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.
Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to the closest GAAP financial measure and for share amounts used to derive earnings per share, please see the financial schedules that accompany this release.
About TRW
With 2009 sales of $11.6 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 26 countries and employs over 60,000 people worldwide. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trw.com.
Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause our actual results to differ materially from those suggested by the forward-looking statements, including those set forth in our Report on Form 10-K for the fiscal year ended December 31, 2009 (our “Form 10-K”), and our Form 10-Q for the quarter ended April 2, 2010 such as: the financial condition of our customers adversely affecting us or the viability of our supply base; disruptions in the financial markets adversely impacting the availability and cost of credit negatively affecting our business; any shortage of supplies adversely affecting us; any further material contraction in automotive sales and production adversely affecting our results, liquidity or the viability of our supply base; escalating pricing pressures from our customers; commodity inflationary pressures adversely affecting our profitability or supply base; our dependence on our largest customers; costs of product liability, warranty and recall claims and efforts by customers to adversely alter contract terms and conditions concerning warranty and recall participation; costs or liabilities relating to environmental, health and safety regulations; limitations on available cash and access to additional capital due to our substantial debt; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans; any impairment of a significant amount of our goodwill or other intangible assets; risks associated with non-U.S. operations, including foreign exchange risks and economic and political uncertainty in some regions; work stoppages or other labor issues at our facilities or at the facilities of our customers or suppliers; volatility in our annual effective tax rate resulting from a change in earnings mix or other factors; assertions by or against us relating to intellectual property rights; the possibility that our largest stockholder’s interests will conflict with our or our other stockholders’ interests; and other risks and uncertainties set forth in our Form 10-K and in our other filings with the Securities and Exchange Commission. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.
# # #

TRW Automotive Holdings Corp.
Index of Condensed Consolidated Financial Information

Page
Consolidated Statements of Operations (unaudited) for the three months ended July 2, 2010 and July 3, 2009	A2

Consolidated Statements of Operations (unaudited) for the six months ended July 2, 2010 and July 3, 2009	A3

Condensed Consolidated Balance Sheets as of July 2, 2010 (unaudited) and December 31, 2009	A4

Condensed Consolidated Statements of Cash Flows (unaudited) for the six months ended July 2, 2010 and July 3, 2009	A5

Reconciliation of Non-GAAP Financial Measures (unaudited) for the three and six months ended July 2, 2010 and July 3, 2009	A6

Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses) (unaudited):

• For the three months ended July 2, 2010	A7

• For the six months ended July 2, 2010	A8

• For the three months ended July 3, 2009	A9

• For the six months ended July 3, 2009	A10
The accompanying unaudited condensed consolidated financial information and reconciliation schedules should be read in conjunction with the TRW Automotive Holdings Corp. Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the period ended April 2, 2010, which were filed with the United States Securities and Exchange Commission.

A1

TRW Automotive Holdings Corp.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(In millions, except per share amounts)	July 2, 2010	July 3, 2009
Sales	$3,661	$2,732
Cost of sales	3,222	2,532

Gross profit	439	200
Administrative and selling expenses	130	117
Amortization of intangible assets	6	6
Restructuring charges and fixed asset impairments	3	26
Other (income) expense — net	(22)	7

Operating income (losses)	322	44
Interest expense — net	41	42
(Gain) loss on retirement of debt — net	1	(1)
Equity in (earnings) losses of affiliates, net of tax	(9)	(5)

Earnings (losses) before income taxes	289	8
Income tax expense (benefit)	52	14

Net earnings (losses)	237	(6)
Less: Net earnings attributable to noncontrolling interest, net of tax	10	5

Net earnings (losses) attributable to TRW	$227	$(11)

Basic earnings (losses) per share:
Earnings (losses) per share	$1.90	$(0.11)

Weighted average shares outstanding	119.4	101.4

Diluted earnings (losses) per share:
Earnings (losses) per share	$1.78	$(0.11)

Weighted average shares outstanding	130.7	101.4

A2

TRW Automotive Holdings Corp.
Consolidated Statements of Operations
(Unaudited)

	Six Months Ended
(In millions, except per share amounts)	July 2, 2010	July 3, 2009
Sales	$7,244	$5,122
Cost of sales	6,376	4,892

Gross profit	868	230
Administrative and selling expenses	255	224
Amortization of intangible assets	11	11
Restructuring charges and fixed asset impairments	10	50
Intangible asset impairments	—	30
Other (income) expense — net	(30)	(4)

Operating income (losses)	622	(81)
Interest expense — net	86	84
(Gain) loss on retirement of debt — net	1	(35)
Equity in (earnings) losses of affiliates, net of tax	(17)	(4)

Earnings (losses) before income taxes	552	(126)
Income tax expense (benefit)	102	9

Net earnings (losses)	450	(135)
Less: Net earnings attributable to noncontrolling interest, net of tax	19	7

Net earnings (losses) attributable to TRW	$431	$(142)

Basic earnings (losses) per share:
Earnings (losses) per share	$3.62	$(1.40)

Weighted average shares outstanding	118.9	101.3

Diluted earnings (losses) per share:
Earnings (losses) per share	$3.38	$(1.40)

Weighted average shares outstanding	130.0	101.3

A3

TRW Automotive Holdings Corp.
Condensed Consolidated Balance Sheets

	As of
	July 2,	December 31,
	2010	2009
(Dollars in millions)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$767	$788
Accounts receivable — net	2,285	1,943
Inventories	696	660
Prepaid expenses and other current assets	199	201

Total current assets	3,947	3,592
Property, plant and equipment — net	2,029	2,334
Goodwill	1,755	1,768
Intangible assets — net	313	324
Pension assets	218	179
Other assets	510	535

Total assets	$8,772	$8,732

Liabilities and Equity
Current liabilities:
Short-term debt	$30	$18
Current portion of long-term debt	20	28
Trade accounts payable	2,024	1,912
Accrued compensation	241	256
Other current liabilities	1,147	1,094

Total current liabilities	3,462	3,308
Long-term debt	1,994	2,325
Postretirement benefits other than pensions	463	479
Pension benefits	721	804
Other long-term liabilities	493	507

Total liabilities	7,133	7,423

Commitments and contingencies

Stockholders’ equity:
Capital stock	1	1
Treasury stock	—	—
Paid-in-capital	1,572	1,553
Retained earnings (accumulated deficit)	108	(323)
Accumulated other comprehensive earnings (losses)	(190)	(71)

Total TRW stockholders’ equity	1,491	1,160
Noncontrolling interest	148	149

Total equity	1,639	1,309

Total liabilities and equity	$8,772	$8,732

A4

TRW Automotive Holdings Corp.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
	July 2,	July 3,
(Dollars in millions)	2010	2009
Operating Activities
Net earnings (losses)	$450	$(135)
Adjustments to reconcile net earnings (losses) to net cash provided by (used in) operating activities:
Depreciation and amortization	232	239
Net pension and other postretirement benefits income and contributions	(95)	(122)
Net (gain) loss on retirement of debt	1	(35)
Intangible asset impairment charges	—	30
Fixed asset impairment charges	(3)	7
Net (gain) loss on sales of assets	(1)	(3)
Other — net	4	6
Changes in assets and liabilities, net of effects of businesses acquired:
Accounts receivable — net	(519)	(247)
Inventories	(88)	51
Trade accounts payable	270	(115)
Prepaid expense and other assets	(19)	107
Other liabilities	191	(14)

Net cash provided by (used in) operating activities	423	(231)

Investing Activities
Capital expenditures, including other intangible assets	(107)	(72)
Net proceeds from asset sales	6	3

Net cash provided by (used in) investing activities	(101)	(69)

Financing Activities
Change in short-term debt	11	(25)
Net (repayments on) proceeds from revolving credit facility	—	198
Proceeds from issuance of long-term debt, net of fees	1	1,075
Redemption of long-term debt	(294)	(1,131)
Proceeds from exercise of stock options	17	—
Dividends paid to noncontrolling interest	(12)	(6)

Net cash provided by (used in) financing activities	(277)	111
Effect of exchange rate changes on cash	(66)	4

Increase (decrease) in cash and cash equivalents	(21)	(185)
Cash and cash equivalents at beginning of period	788	756

Cash and cash equivalents at end of period	$767	$571

A5

TRW Automotive Holdings Corp.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
EBITDA, Adjusted EBITDA and free cash flow are not recognized terms under GAAP and do not purport to be alternatives to the nearest GAAP amounts. Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.
EBITDA and Adjusted EBITDA
EBITDA as calculated below is a measure used by management to evaluate the operating performance of the Company and its business segments and to forecast future periods. Adjusted EBITDA is defined as EBITDA excluding restructuring charges, asset impairments and other significant special items. Management uses Adjusted EBITDA to evaluate the performance of ongoing operations separate from items that may have a disproportionate impact in any particular period. EBITDA and Adjusted EBITDA are frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry.
EBITDA and Adjusted EBITDA do not purport to be alternatives to net earnings (losses) as an indicator of operating performance, nor to cash flows from operating activities as a measure of liquidity. Additionally, neither is intended to be a measure of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
(Dollars in millions)	2010	2009	2010	2009
GAAP net earnings (losses) attributable to TRW	$227	$(11)	$431	$(142)
Income tax expense (benefit)	52	14	102	9
Interest expense — net	41	42	86	84
Depreciation and amortization	113	122	232	239

EBITDA	433	167	851	190
Restructuring charges and fixed asset impairments	3	26	10	50
Intangible asset impairments	—	—	—	30
(Gain) loss on retirement of debt — net	1	(1)	1	(35)

Adjusted EBITDA	$437	$192	$862	$235

Free Cash Flow
Free cash flow represents net cash provided by (used in) operating activities less capital expenditures, and is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures.

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
(Dollars in millions)	2010	2009	2010	2009
Cash flow provided by (used in) operating activities	$402	$23	$423	$(231)
Capital expenditures	(62)	(37)	(107)	(72)

Free cash flow	$340	$(14)	$316	$(303)

A6

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses)
(Unaudited)
Among other adjustments, the Company recorded restructuring charges of $7 million primarily related to severance, retention, and outplacement services at various production facilities. This was offset by a gain on the sale of a property in the amount of $4 million related to a closed North American braking facility, which was impaired in 2008.

	Three Months			Three Months
	Ended			Ended
	July 2, 2010			July 2, 2010
(In millions, except per share amounts)	Actual	Adjustments		Adjusted
Sales	$3,661	$—		$3,661
Cost of sales	3,222	—		3,222

Gross profit	439	—		439
Administrative and selling expenses	130	—		130
Amortization of intangible assets	6	—		6
Restructuring charges and fixed asset impairments	3	(3)	(a)	—
Other (income) expense — net	(22)	—		(22)

Operating income (losses)	322	3		325
Interest expense — net	41	—		41
(Gain) loss on retirement of debt — net	1	(1)	(b)	—
Equity in (earnings) losses of affiliates, net of tax	(9)	—		(9)

Earnings (losses) before income taxes	289	4		293
Income tax expense (benefit)	52	10	(c)	62

Net earnings (losses)	237	(6)		231
Less: Net earnings attributable to noncontrolling interest, net of tax	10	—		10

Net earnings (losses) attributable to TRW	$227	$(6)		$221

Basic earnings (losses) per share:
Earnings (losses) per share	$1.90			$1.85

Weighted average shares outstanding	119.4			119.4

Diluted earnings (losses) per share:
Earnings (losses) per share	$1.78			$1.73

Weighted average shares outstanding	130.7			130.7

(a)	Represents the elimination of restructuring charges and fixed asset impairments.

(b)	Represents the elimination of the loss on retirement of debt.

(c)	Represents the elimination of a $10 million tax benefit related to the favorable resolution of various tax matters in foreign jurisdictions.

A7

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses)
(Unaudited)
Among other adjustments, the Company recorded restructuring charges of $13 million primarily related to severance, retention, and outplacement services at various production facilities and fixed asset impairment charges of $1 million. This was offset by a gain on the sale of a property in the amount of $4 million related to a closed North American braking facility, which was impaired in 2008.

	Six Months			Six Months
	Ended			Ended
	July 2, 2010			July 2, 2010
(In millions, except per share amounts)	Actual	Adjustments		Adjusted
Sales	$7,244	$—		$7,244
Cost of sales	6,376	—		6,376

Gross profit	868	—		868
Administrative and selling expenses	255	—		255
Amortization of intangible assets	11	—		11
Restructuring charges and fixed asset impairments	10	(10)	(a)	—
Other (income) expense — net	(30)	—		(30)

Operating income (losses)	622	10		632
Interest expense — net	86	—		86
(Gain) loss on retirement of debt — net	1	(1)	(b)	—
Equity in (earnings) losses of affiliates, net of tax	(17)	—		(17)

Earnings (losses) before income taxes	552	11		563
Income tax expense (benefit)	102	12	(c)	114

Net earnings (losses)	450	(1)		449
Less: Net earnings attributable to noncontrolling interest, net of tax	19	—		19

Net earnings (losses) attributable to TRW	$431	$(1)		$430

Basic earnings (losses) per share:
Earnings (losses) per share	$3.62			$3.62

Weighted average shares outstanding	118.9			118.9

Diluted earnings (losses) per share:
Earnings (losses) per share	$3.38			$3.38

Weighted average shares outstanding	130.0			130.0

(a)	Represents the elimination of restructuring charges and fixed asset impairments.

(b)	Represents the elimination of the loss on retirement of debt.

(c)	Represents the elimination of (i) the income tax impact of the adjustments made to the restructuring charges and fixed asset impairments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred, and (ii) a $10 million tax benefit recorded in the second quarter of 2010 related to the favorable resolution of various tax matters in foreign jurisdictions.

A8

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses)
(Unaudited)
Among other adjustments, the Company recorded $24 million of restructuring charges related primarily to severance, retention and outplacement services and $2 million of fixed asset impairment charges.

	Three Months			Three Months
	Ended			Ended
	July 3, 2009			July 3, 2009
(In millions, except per share amounts)	Actual	Adjustments		Adjusted
Sales	$2,732	$—		$2,732
Cost of sales	2,532	—		2,532

Gross profit	200	—		200
Administrative and selling expenses	117	—		117
Amortization of intangible assets	6	—		6
Restructuring charges and fixed asset impairments	26	(26)	(a)	—
Other (income) expense — net	7	—		7

Operating income (losses)	44	26		70
Interest expense — net	42	—		42
(Gain) loss on retirement of debt — net	(1)	1	(b)	—
Equity in (earnings) losses of affiliates, net of tax	(5)	—		(5)

Earnings (losses) before income taxes	8	25		33
Income tax expense (benefit)	14	6	(c)	20

Net earnings (losses)	(6)	19		13
Less: Net earnings attributable to noncontrolling interest, net of tax	5	—		5

Net earnings (losses) attributable to TRW	$(11)	$19		$8

Basic earnings (losses) per share:
Earnings (losses) per share	$(0.11)			$0.08

Weighted average shares outstanding	101.4			101.4

Diluted earnings (losses) per share:
Earnings (losses) per share	$(0.11)			$0.08

Weighted average shares outstanding	101.4			102.0

(a)	Represents the elimination of restructuring charges and fixed asset impairments.

(b)	Represents the elimination of the gain on retirement of debt.

(c)	Represents the elimination of the income tax impact of the adjustments made to the restructuring charges and fixed asset impairments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A9

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses)
(Unaudited)
Among other adjustments, the Company recorded $44 million of restructuring charges related primarily to severance, retention and outplacement services, $30 million of intangible asset impairment charges and $6 million of fixed asset impairment charges.

	Six Months			Six Months
	Ended			Ended
	July 3, 2009			July 3, 2009
(In millions, except per share amounts)	Actual	Adjustments		Adjusted
Sales	$5,122	$—		$5,122
Cost of sales	4,892	—		4,892

Gross profit	230	—		230
Administrative and selling expenses	224	—		224
Amortization of intangible assets	11	—		11
Restructuring charges and fixed asset impairments	50	(50)	(a)	—
Intangible asset impairments	30	(30)	(b)	—
Other (income) expense — net	(4)	—		(4)

Operating income (losses)	(81)	80		(1)
Interest expense — net	84	—		84
(Gain) loss on retirement of debt — net	(35)	35	(c)	—
Equity in (earnings) losses of affiliates, net of tax	(4)	—		(4)

Earnings (losses) before income taxes	(126)	45		(81)
Income tax expense (benefit)	9	10	(d)	19

Net earnings (losses)	(135)	35		(100)
Less: Net earnings attributable to noncontrolling interest, net of tax	7	—		7

Net earnings (losses) attributable to TRW	$(142)	$35		$(107)

Basic earnings (losses) per share:
Earnings (losses) per share	$(1.40)			$(1.06)

Weighted average shares outstanding	101.3			101.3

Diluted earnings (losses) per share:
Earnings (losses) per share	$(1.40)			$(1.06)

Weighted average shares outstanding	101.3			101.3

(a)	Represents the elimination of restructuring charges and fixed asset impairments.

(b)	Represents the elimination of intangible asset impairments.

(c)	Represents the elimination of the gain on retirement of debt.

(d)	Represents the elimination of the income tax impact of the adjustments made to the restructuring charges and fixed asset impairments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A10